EXHIBIT 12

COMPUTATION OF RATIO OF INCOME FROM

CONTINUING OPERATIONS TO FIXED CHARGES

FOR NINE MONTHS ENDED SEPTEMBER 30,

(UNAUDITED)

(Dollars in millions)

	2004	2003

Income from continuing operations before income taxes (1)	$7,600	$6,989

Add: Fixed charges, excluding capitalized interest	767	843

Income as adjusted before income taxes	$8,367	$7,832

Fixed charges:
Interest expense	$417	$501
Capitalized interest	8	11
Portion of rental expense representative of interest	350	342

Total fixed charges	$775	$854
Ratio of income from continuing operations to fixed charges	10.80	9.17

(1) Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company’s share in the income and losses of less-than-fifty percent-owned affiliates.

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SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

		Hardware Segments
(Dollars in millions)	Global Services	Systems and Technology Group	Personal Systems Group
Three Months Ended September 30, 2004:

External revenue	$11,392	$4,117	$3,261
Internal revenue	791	265	52
Total revenue	$12,183	$4,382	$3,313
Pre-tax income (loss)	$1,157	$417	$54

Revenue year-to-year change	10.0%	9.7%	16.7%
Pre-tax income year-to-year change	(4.4)%	32.4%	nm %
Pre-tax income margin	9.5%	9.5%	1.6%

Three Months Ended September 30, 2003:

External revenue	$10,383	$3,781	$2,796
Internal revenue	691	213	43
Total revenue	$11,074	$3,994	$2,839
Pre-tax income (loss)	$1,210	$315	$(50)

Pre-tax income margin	10.9%	7.9%	(1.8)%

Reconciliations to IBM as Reported:

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003
(Dollars in millions)
Revenue:
Total reportable segments	$25,134	$22,976
Eliminations/other	(1,705)	(1,454)
Total IBM Consolidated	$23,429	$21,522

Pretax income:
Total reportable segments	$2,935	$2,571
Eliminations/other	(404)	(22)
Total IBM Consolidated	$2,531	$2,549

(Dollars in millions)	Software	Global Financing	Enterprise Investments	Total Segments
Three Months Ended September 30, 2004:

External revenue	$3,621	$634	$257	$23,282
Internal revenue	433	309	2	1,852
Total revenue	$4,054	$943	$259	$25,134
Pre-tax income (loss)	$1,011	$351	$(55)	$2,935

Revenue year-to-year change	5.8%	(3.7)%	0.0%	9.4
Pre-tax income year-to-year change	17.8%	20.2%	(1.9.)%	14.2%
Pre-tax income margin	24.9%	37.2%	(21.2)%	11.7%

Three Months Ended September 30, 2003:
External revenue	$3,461	$713	$257	$21,391
Internal revenue	370	266	2	1,585
Total revenue	$3,831	$979	$259	$22,976
Pre-tax income (loss)	$858	$292	$(54)	$2,571

Pre-tax income margin	22.4%	29.8%	(20.8)%	11.2%

SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

		Hardware Segments
(Dollars in millions)	Global Services	Systems and Technology Group	Personal Systems Group
Nine Months Ended September 30, 2004:

External revenue	$33,818	$12,047	$9,252
Internal revenue	2,312	777	115
Total revenue	$36,130	$12,824	$9,367
Pre-tax income (loss)	$3,237	$1,190	$70

Revenue year-to-year change	8.6%	11.9%	16.6%
Pre-tax income year-to-year change	(3.7)%	62.1%	nm	%
Pre-tax income margin	9.0%	9.3%	0.7%

Nine Months Ended September 30, 2003:

External revenue	$31,187	$10,875	$7,909
Internal revenue	2,085	590	123
Total revenue	$33,272	$11,465	$8,032
Pre-tax income (loss)	$3,361	$734	$(127)

Pre-tax income margin	10.1%	6.4%	(1.6%	)

Reconciliations to IBM as Reported:

(Dollars in millions)	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Revenue:
Total reportable segments	$73,790	$67,669
Eliminations/other	(4,958)	(4,451)
Total IBM Consolidated	$68,832	$63,218

Pretax income:
Total reportable segments	$8,240	$6,968
Eliminations/other	(576)	28
Total IBM Consolidated	$7,664	$6,996

(Dollars in millions)	Software	Global Financing	Enterprise Investments	Total Segments
Nine Months Ended September 30, 2004:

External revenue	$10,545	$1,951	$801	$68,414
Internal revenue	1,291	875	6	5,376
Total revenue	$11,836	$2,826	$807	$73,790
Pre-tax income (loss)	$2,823	$1,073	$(153)	$8,240

Revenue year-to-year change	5.6%	(4.6)%	10.7%	9.0%
Pre-tax income year-to-year change	20.3%	24.6%	26.4%	18.3%
Pre-tax income margin	23.9%	38.0%	(19.0)%	11.2%

Nine Months Ended September 30, 2003:

External revenue	$10,061	$2,095	$725	$62,852
Internal revenue	1,147	868	4	4,817
Total revenue	$11,208	$2,963	$729	$67,669
Pre-tax income (loss)	$2,347	$861	$(208)	$6,968

Pre-tax income margin	20.9%	29.1%	(28.5)%	10.3%